Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-4 of National Commerce Corporation of our report dated March 1, 2016 with respect to the consolidated financial statements of Private Bancshares, Inc. and subsidiary as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015 which is part of this Registration Statement. We also consent to the reference to our firm as it appears under the caption “Experts.”

/s/PORTER KEADLE MOORE, LLC

Atlanta, Georgia

October 21, 2016